Exhibit 99.1

FLUIDIGM AFFIRMS 2011 FINANCIAL OUTLOOK

SOUTH SAN FRANCISCO, Calif. – October 7, 2011 – Fluidigm Corporation (NASDAQ:FLDM) today announced it is affirming its previously disclosed 2011 financial outlook.

In its August 9, 2011 earnings release, Fluidigm disclosed that for the full year 2011, year-over-year product revenue growth was projected to be at the high end of a range of 27% to 30% and revenue from grants and collaborations was projected to be around $2.0 million. Nothing has come to Fluidigm’s attention that would cause it to change such guidance.

Fluidigm has elected to make this announcement given concerns regarding research funding levels, overall market conditions and recent announcements by other life science tools companies. Fluidigm does not expect to make future announcements regarding its financial outlook outside of its regularly-scheduled quarterly earnings calls. Fluidigm will conduct its next quarterly earnings call in early November, when it will present more detailed financial information and a business update.

Use of Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements relating to current estimates of 2011 revenue growth and revenue from grants and collaborations. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results. Factors that could materially affect future results include, but are not limited to, risks relating to market acceptance of our products, the potential for quarterly variations in our operating results, our ability to successfully launch new products and applications, competition in our primary markets, variability in our sales cycle, our need to expand our sales, marketing and distribution capabilities, research funding levels, adverse developments in specific geographic markets and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Fluidigm’s business and operating results are contained in our Annual Report on Form 10-K for the year ended December 31, 2010, Fluidigm’s subsequent Quarterly Reports on Form 10-Q and Fluidigm’s other filings with the Securities and Exchange Commission. These forward looking statements speak only as of the date hereof. Fluidigm disclaims any obligation to update these forward-looking statements.

About Fluidigm

Fluidigm (NASDAQ: FLDM) develops, manufactures and markets microfluidic systems for growth markets in the life science and agricultural biotechnology, or Ag-Bio, industries. Fluidigm’s proprietary microfluidic systems consist of instruments and consumables, including integrated fluidic circuits, or chips, and reagents. These systems are designed to significantly simplify experimental workflow, increase throughput and reduce costs, while providing the excellent data quality demanded by customers. Fluidigm actively markets three microfluidic systems including nine different commercial chips to leading pharmaceutical and biotechnology companies, academic institutions and Ag-Bio companies.

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CONTACT:

Howard High

Fluidigm Corporation

650.266.6081 (office)

510.786.7378 (mobile)

howard.high@fluidigm.com

William (Bill) Craumer – Investors

Fluidigm Corporation

650.266.6188

bill.craumer@fluidigm.com